                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 8, 1999

                  NEVSTAR GAMING & ENTERTAINMENT CORPORATION
              (Exact name of Registrant as specified in charter)

           NEVADA                  0-21071             88-0309578
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)         File Number)      Identification No.)

       4465 So. Jones Blvd., Las Vegas, Nevada            89103
       (Address of principal executive offices)        (Zip Code)

     Registrant's telephone number, including area (702) 579-3361

     Former Name or Former Address, If Changed Since Last Report
     313 Pilot Rd., Suite B, Las Vegas, NV  89119

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On December 22, 1999, NevStar Gaming & Entertainment Corporation (the "Company") was advised by McGladrey & Pullen, LLP that it would no longer act as the Company's independent auditor.

McGladrey & Pullen, LLP's Independent Auditor's Report, dated March 20, 1998, except for Note 12 to the Financial Statements which was dated April 14, 1998, filed with the Company's Form 10-KSB for the fiscal year ended December 31, 1997, included the following statement.

"The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company is a development stage enterprise and has not commenced operations. The Company's success is substantially dependent on securing additional debt and/or equity financing, obtaining the license and related approvals from the Nevada Gaming Commission to conduct gaming and the successful completion of development and construction of the casino hotel facility and the successful operation thereof. This raises substantial doubt about the Company's ability to continue as a going concern. Management plans in regards to these matters are described in Note 12. The financial statements do not include any adjustments that might result from the outcome of these uncertainties."

McGladrey & Pullen, LLP's Independent Auditors Report, dated October 8, 1998, filed with the Company's Form 10-KSB for the transition period ended June 30, 1998, including the following statement:

"The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company is a development stage enterprise that commenced operations on July 1, 1998. The company's success is substantially dependent on generating positive operating earnings and cash flows from the Mesquite Star Hotel and Casino in Mesquite, Nevada and obtaining additional financing in the form of equity or debt. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are described in Note
12. The financial statements do not include any adjustments that might result from the outcome from these uncertainties."

The Company's financial statements for the fiscal year ended June 30, 1999, have not as yet been audited and its Form 10-KSB for such fiscal year has not been filed with the Securities and

Exchange Commission.

During the company's two most recent fiscal years and the subsequent interim period preceding the resignation; there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey & Pullen, LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On January 18, 2000, the United States Bankruptcy District of Nevada approved the appointment of Piercy, Bowler, Taylor & Kern as the Independent Certified Public Accountants for NevStar Gaming & Entertainment Corporation, beginning with fiscal year end June 30, 1999.

ITEM 5.  OTHER EVENTS

The Company was notified by the Staff of the Nasdaq Stock Market that the Company's Common Stock and Warrants were delisted from trading on the Nasdaq Small Cap Market as of the close of business on December 8, 1999.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the _____ day of February, 2000.

NEVSTAR GAMING & ENTERTAINMENT CORPORATION


By:
     Michael J.  Signorelli
Its: Chairman of the Board and
        Chief Executive Officer